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                                                                     EXHIBIT 5.1


[MCDERMOTT, WILL & EMERY LETTERHEAD]



                                                January 31, 2000




FirePond, Inc.
890 Winter Street
Waltham, MA 02451

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to FirePond, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to 5,750,000 shares of Common Stock, par value $.01 per share (the "Registration Statement"), including 750,000 shares to cover the over-allotment option (of which 666,666 shares may be sold by the Company (the "Company Shares") and 83,334 shares may be sold by a certain selling stockholder (the "Selling Stockholder Shares")), to be sold to the several underwriters (the "Underwriters"), of which BancBoston Robertson Stephens Inc., Dain Rauscher Incorporated, SG Cowen Securities Corporation and E*OFFERING Corp., are the representatives (the "Representatives"), pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

         As counsel for the Company, we have examined the form of the proposed Underwriting Agreement being filed as an exhibit to the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, as amended, and the Company's Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that (A) when (i) the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and (ii) the Company Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Company Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting

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FirePond, Inc.
January [31], 2000
Page 2

those laws ("Delaware Corporate Law"), and (B) the Selling Stockholder Shares are duly authorized, legally issued, fully paid and non assessable by the Company under Delaware Corporate Law.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,



                                                McDermott, Will & Emery